EXHIBIT 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) to the Amended and Restated Employment Agreement (“Employment Agreement”) by and between Virgin Mobile USA, Inc. (the “Company”) and Daniel H. Schulman (the “Executive”) dated as of January 1, 2008, is entered into by the Company and the Executive on, and to be effective as of December 12, 2008. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.

W I T N E S S E T H

WHEREAS, the parties hereto desire to amend the Employment Agreement on the terms set forth herein, including amendments to allow the Employment Agreement to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in the Employment Agreement and herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.    Section 6 of the Employment Agreement is amended by adding the new subsection (g) to the end thereof:

“(g)    For the avoidance of doubt, the provisions of this Agreement, including the definitions of Change in Control, Cause, Good Reason, and Disability, shall be incorporated as part of any Other Employment Term Awards and any cash incentive awards made by the Company to Executive, as well as any related award agreements. Except as otherwise specifically provided in the grant or other agreement, in the event of any inconsistency between the terms and conditions governing any Other Employment Term Awards or cash incentive awards and this Agreement, the provisions of this Agreement shall govern.”

2.    Section 9(c)(iii)(B) of the Employment Agreement is amended by adding the following language after the phrase “amount for the year”:

“(i.e., the aggregate for both semiannual periods)”

3.    Section 16(c) of the Employment Agreement is amended to add the following sentence at the end thereof:

“Any reimbursement of expenses incurred due to a tax audit or litigation shall be made no later than the end of the calendar year immediately following the calendar year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or, if no taxes are to be remitted, the end of the calendar year following the calendar year in which the audit or litigation is completed.”

4.    Section 16(d) of the Employment Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, any payment or reimbursement made pursuant to Attachment A shall be paid to the Executive promptly and in no event later than the end of the calendar year next following the calendar year in which the related tax is paid by the Executive or where no taxes are required to be remitted, the end of the Executive’s calendar year following the Executive’s calendar year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.”

5.    The first sentence of subsection (c) of Attachment A to the Employment Agreement is amended to read as follows:

“For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay U.S. federal income taxes at the Executive’s actual marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the Executive’s actual marginal rate of taxation in the state and locality of the Executive’s residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.”

6.    Attachment A to the Employment Agreement is amended by adding the following new subsection (i) to the end thereof:

“(i)    This Attachment A is subject to Section 16 of this Agreement.”

Except as amended hereunder, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 and caused the same to be duly delivered on their behalf as of the 12th day of December , 2008.

VIRGIN MOBILE USA, INC.

By	/s/ Peter Lurie

EXECUTIVE

/s/ Daniel H. Schulman
DANIEL H. SCHULMAN